Exhibit 1.1

Whirlpool Corporation

Notes

Due Nine Months or More From the Date of Issue

Selling Agency Agreement

February 22, 2013

BNP Paribas Securities Corp.

787 Seventh Avenue

New York, New York 10019

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

As Representatives for the Agents

Ladies & Gentlemen:

Whirlpool Corporation, a Delaware corporation (the “Company”), confirms its agreement with each of you with respect to the issue and sale by the Company of its Notes Due Nine Months or More From the Date of Issue (the “Notes”). The Notes will be issued under an indenture (the “Indenture”) dated as of March 20, 2000, between the Company and U.S. Bank National Association (as successor to Citibank, N.A.), as trustee (the “Trustee”). Unless otherwise specifically provided for and set forth in a supplement to the Prospectus referred to below, the Notes in minimum denominations of $1,000 and in denominations exceeding such amount by integral multiples of $1,000, will be issued only in fully registered form and will have the maturities, annual interest rates and, if appropriate, other terms set forth in such supplement to the Prospectus. The Notes will be issued, and the terms thereof established, in accordance with the Indenture and the Notes Administrative Procedures attached hereto as Exhibit A (the “Procedures”). The Procedures may only be amended by written agreement of the Company and you after notice to, and with the approval of the Trustee. For the purposes of this Agreement, the term “Agent” shall refer to any of you acting solely in the capacity as agent for the Company pursuant to Section 2(a) and not as principal (collectively, the “Agents”), the term “Purchaser” shall refer to one of you acting solely as principal pursuant to Section 2(b) and not as agent, and the term “you” shall refer to all of you collectively whether at any time any of you is acting in both such capacities or in either such capacity. In acting under this Agreement, in whatever capacity, each of you is acting individually and not jointly.

The terms which follow, when used in this Agreement, shall have the meanings indicated. The term “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City. “Effective Date” shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto (including the filing of any Annual Report on Form 10-K) became or becomes effective. “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto. “Base Prospectus” shall mean the form of basic prospectus relating to the Securities contained in the Registration Statement at the Effective Date. “Issuer Free Writing Prospectus” has the meaning set forth in Rule 433 under the Act (as defined in Section 1(a) below). “Free Writing Prospectus” has the meaning set forth in Rule 405 under the Act. “Rule 415” and “Rule 424” refer to such rules under the Act. “Time of Sale” shall mean the time specified in the applicable Terms Agreement (as defined in Section 1(a) below) related to a particular offering. “Disclosure Package” shall mean the Base Prospectus, the Prospectus Supplement (as defined in Section 1(a) below), the Preliminary Pricing Supplement (as defined in Section 1(a) below) attached as Schedule II hereto, the applicable Pricing Supplement (as defined in Section 1(a) below) in the form attached as Schedule III hereto, the term sheet attached as Schedule IV hereto, and the Issuer Free Writing Prospectuses referred to in the Terms Agreement for the applicable Notes, each as of the Time of Sale. “Prospectus” shall mean the Base Prospectus, the Prospectus Supplement, the Preliminary Pricing Supplement applicable to the Notes, the Pricing Supplement applicable to the Notes and any other supplement relating to the Notes in the form first used to confirm sales pursuant to the Act. “Registration Statement” shall mean the registration statement referred to in Section 1(a) below, including incorporated documents, exhibits and financial statements, as amended at the Execution Time and shall also include the Prospectus Supplement, the Preliminary Pricing Supplement, the Pricing Supplement and any applicable pricing supplement to the Prospectus Supplement that is filed with the Commission (as defined in Section 1(a) below) and deemed by virtue of Rule 430B under the Act to be part of the Registration Statement. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Preliminary Pricing Supplement, the Pricing Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each of you as set forth below in this Section 1.

(a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Act”), and has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on such Form (File Number: 333- 181339), including a Base Prospectus, which has become effective, for the registration under the Act of securities (the “Securities”), including the Notes. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Act, that automatically became effective not more than three years prior to the Execution Time; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Act objecting to use of the automatic shelf registration statement form. The Company has included in such registration statement, or has filed or will file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act, (i) a supplement to the form of prospectus included in

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such registration statement relating to the Company’s senior debt securities (including the Notes) (the “Prospectus Supplement”) and (ii) a preliminary pricing supplement relating to the Notes and certain specific terms thereof, as well as the plan of distribution relating to the Notes (the “Preliminary Pricing Supplement”). In connection with the sale of Notes the Company proposes to file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act further supplements to the Prospectus Supplement (each, a “Pricing Supplement”), specifying the interest rates, maturity dates and, if appropriate, other similar terms of the Notes sold pursuant hereto or the offering thereof.

(b) As of the Execution Time, on the Effective Date, when any supplement to the Prospectus is filed with the Commission, as of the date of a Terms Agreement and at the date of delivery by the Company of any Notes sold hereunder (a “Closing Date”), (i) the Registration Statement, as amended as of any such time, and the Prospectus, as supplemented as of any such time, and the Indenture will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the respective rules thereunder; (ii) the Registration Statement, as amended as of any such time, did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and (iii) the Prospectus, as supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any or all of you specifically for use in connection with the preparation of the Registration Statement or the Prospectus (or any supplement thereto).

(c) The Indenture has been duly authorized by the Company, is duly qualified under the Trust Indenture Act and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and general equity principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(d) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the sale of the Notes as contemplated by this Agreement and such other approvals as have been obtained.

(e) As of the Time of Sale, the Disclosure Package (i) will conform in all material respects to the requirements of the Act and (ii) did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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(f) The Company (including its agents and representatives, other than the Agents and Purchasers) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to or make any offer relating to the Notes that would constitute a Free Writing Prospectus other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act; or (ii) other written communications approved in writing in advance by the Agents and Purchasers including the term sheet attached to the relevant Terms Agreement. To the extent required pursuant to Rule 433(d) under the Act, any such Free Writing Prospectus as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes, complies or will comply in all material respects with the requirements of the Act and has been, or will be, filed with the Commission in accordance with the Act (to the extent required pursuant to Rule 433(d) under the Act).

(g) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.

(h) The Company has not distributed and will not distribute, prior to the later of the settlement date and the completion of the Agents’ and Purchasers’ distribution of the Notes, any offering material in connection with the offering and sale of the Notes other than the Disclosure Package, the Prospectus, or any Issuer Free Writing Prospectus reviewed and consented to by the Agents and Purchasers or included in the Registration Statement.

(i) The Company is not an “ineligible issuer,” as defined under the Act, at the times specified in the Act in connection with the offering of the Notes.

(j) The documents incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k) At the time of filing the Registration Statement, and at the time of the most recent amendment thereto, if any, for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, by a report incorporated by reference therein filed pursuant to Section 13 or 15(d) of the Exchange Act or by a form of prospectus), the Company was and is a “well known seasoned issuer” as defined in Rule 405 of the Securities Act.

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(l) The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby (except as disclosed therein), and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; the other financial information included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby; and the pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus have been prepared in accordance with the applicable requirements of the Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Disclosure Package and the Prospectus. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus presents fairly the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(m) Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, (i) neither the Company nor any of the Company’s Significant Subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, that is material to the Company, and its subsidiaries, considered as a whole and (ii) there has not been any material change in the capital stock or long-term debt of the Company and any of its subsidiaries, considered as a whole, or any material adverse change, or any development involving an impending material adverse change, in the general affairs, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except in each case as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus. “Significant Subsidiaries” means, collectively, each of 1900 Holdings Corporation, a Delaware corporation, Kitchenaid Delaware, Inc., a Delaware corporation, and Whirlpool S.A., a Brazilian company.

(n) The Company and each of its Significant Subsidiaries has been duly organized and is a validly existing entity in good standing under the laws of the jurisdiction of its organization, with corporate or limited liability company power, as applicable, and authority to own its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation or limited liability company, as applicable, for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties and where the failure to so qualify would have a material adverse effect on the business, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

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(o) The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(p) This Agreement has been duly authorized, executed and delivered by the Company.

(q) None of the execution or delivery of this Agreement by the Company, the consummation of the transactions contemplated hereby, the execution and delivery of the Indenture and the issue and sale of the Notes by the Company, or compliance by the Company with all of the provisions of this Agreement, the Indenture and the Notes will conflict with or result in a breach or violation of, or constitute a default under, or result in the creation or imposition of any lien, encumbrance or charge upon any property or asset of the Company or any of its Significant Subsidiaries under, (i) the certificate of incorporation or by-laws of the Company or any of its Significant Subsidiaries, (ii) any loan agreement, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which any of them is bound or to which any of their respective properties is subject, or (iii) any law or any rule, regulation, order or decree of any governmental agency or body or court having jurisdiction over the Company or any of its Significant Subsidiaries or any of their respective properties, except in each case for such breaches, violations, creations or impositions as would not have a Material Adverse Effect.

(r) Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or to which any property of the Company or any of its Significant Subsidiaries is subject other than litigation or other proceedings which, in the opinion of the Company, will not in the aggregate have a Material Adverse Effect; and, to the knowledge of the Company’s officers, no such proceedings are threatened or contemplated by governmental authorities; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Act to be described in the Registration Statement that are not so described in the Registration Statement, the Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Disclosure Package and the Prospectus.

(s) Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) and as required by the Securities Act.

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(t) The principal manufacturing and service facilities referred to in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 under the caption “Properties” are either owned or leased by the Company or one of its subsidiaries and, if owned, are held under good title, subject to no defects or encumbrances which would materially interfere with the conduct of the business of the Company and its subsidiaries considered as a whole and, if leased, are held under valid and enforceable leases with no exceptions which would materially interfere with such conduct.

(u) The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(v) The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls.

(w) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(x) (i) Except as disclosed in the Registration Statement, the Prospectus, and the Disclosure Package, and in the case of each of (a), (b) and (c) below, excluding any failure to comply, or failure to receive required permits, licenses or other authorizations or approvals, and excluding any cost or liability for investigation or remediation that, individually or in the aggregate, would not have a Material Adverse Effect, the Company and its subsidiaries (a) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations,

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requirements, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses,; and (c) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and (ii) except as disclosed in the Registration Statement, the Prospectus, and the Disclosure Package, there are no material costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries.

(y) The Company is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(z) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or controlled affiliate of the Company or any of its subsidiaries is aware of, or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company and its subsidiaries have conducted their businesses in compliance in all material respects with the FCPA and have instituted and maintain policies and procedures designed to ensure compliance in all material respects therewith.

(aa) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, employee or controlled affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not knowingly, directly or indirectly, use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(bb) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

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2. Appointment of Agents; Solicitation by the Agents of Offers to Purchase; Sales of Notes to a Purchaser.

(a) Subject to the terms and conditions set forth herein, the Company hereby authorizes each of the Agents to act as its agent to solicit offers for the purchase of all or part of the Notes from the Company.

On the basis of the representations and warranties, and subject to the terms and conditions set forth herein, each of the Agents agrees, as agent of the Company, to use its reasonable efforts to solicit offers to purchase the Notes from the Company upon the terms and conditions set forth in the Prospectus (and any supplement thereto) and in the Procedures. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company, but such Agent shall not, except as otherwise provided in this Agreement, have any liability to the Company in the event any such purchase is not consummated for any reason. Except as provided in Section 2(b), under no circumstances will any Agent be obligated to purchase any Notes for its own account. It is understood and agreed, however, that any Agent may purchase Notes as principal pursuant to Section 2(b).

The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Notes. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised them that such solicitation may be resumed.

Subject to the provisions of this Section and to the Procedures, offers for the purchase of Notes may be solicited by an Agent as agent for the Company at such time and in such amounts as such Agent deems advisable. The Company may from time to time offer Notes for sale otherwise than through an Agent and the Company may solicit or accept offers to purchase Notes through any agent other than an Agent.

(b) Subject to the terms and conditions set forth herein, whenever the Company and any of you determine that the Company shall sell Notes directly to any of you as principal, each such sale of Notes shall be made in accordance with the terms of this Agreement and, a supplemental agreement relating to such sale. Each such supplemental agreement is herein referred to as a “Terms Agreement.” Each Terms Agreement shall describe the Notes to be purchased by the Purchaser pursuant thereto and shall specify the principal amount of each such Note, the aggregate principal amount of all such Notes, the maturity date of such Notes, the rate at which interest will be paid on such Notes, the dates on which interest will be paid on such Notes and the record date with respect to each such payment of interest, the Closing Date (as defined below) for such Notes, the place of delivery of the Notes and payment therefor, the method of payment and any requirements for the delivery of opinions of counsel, certificates from the Company or its officers or a letter from the Company’s registered independent public accountants, as described in Section 6(b). Any such Terms Agreement may also specify the

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period of time referred to in Section 4(n). Any written Terms Agreement may be in the form attached hereto as Exhibit B. The Purchaser’s commitment to purchase Notes shall be deemed to have been made on the basis of the representation and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth.

Delivery of the certificates for Notes sold to the Purchaser pursuant to a Terms Agreement shall be made not later than the Closing Date agreed to in such Terms Agreement, against payment of funds to the Company in the net amount due to the Company for such Notes by the method and in the form set forth in the Procedures unless otherwise agreed to between the Company and the Purchaser in such Terms Agreement.

Unless otherwise agreed to between the Company and the Purchaser in a Terms Agreement, any Note sold to a Purchaser (i) shall be purchased by such Purchaser at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity and (ii) may be resold by such Purchaser at varying prices from time to time or, if set forth in the applicable Terms Agreement and Pricing Supplement, at a fixed public offering price. In connection with any resale of Notes purchased, a Purchaser may use a selling or dealer group and may reallow any portion of the discount or commission payable pursuant hereto to dealers or agents.

3. Offering and Sale of Notes.

(a) Each Agent shall communicate to the Company, orally or in writing, each offer (unless previously rejected by such Agent as provided below) to purchase Notes on terms previously communicated by the Company to such Agent, and the Company shall have the sole right to accept such offers to purchase Notes and may refuse any proposed purchase of Notes in whole or in part for any reason. Each Agent shall have the right, in its discretion reasonably exercised, to reject any such offer received by it in whole or in part. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

(b) The Agents and the Purchasers covenant with the Company that they shall not use, refer to or distribute any Free Writing Prospectus except:

(1) an applicable Free Writing Prospectus that (i) is not an Issuer Free Writing Prospectus, and (ii) contains only information describing the preliminary terms of the Notes or their offering, which information is limited to the categories of terms referenced in Schedule IV hereto or otherwise permitted under Rule 134 under the Act;

(2) an applicable Free Writing Prospectus as shall be agreed in writing with the Company that is not distributed, used or referenced by the Agents in a manner reasonably designed to lead to its broad unrestricted dissemination unless the Company consents in writing to such dissemination; and

(3) an applicable Free Writing Prospectus identified in a schedule to the applicable Terms Agreement as forming part of the Disclosure Package.

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4. Agreements. The Company agrees with each of you that:

(a) Prior to the termination of the offering of the Notes (including by way of resale by a Purchaser of Notes), the Company will not file any amendment of the Registration Statement or supplement to the Disclosure Package or the Prospectus (except for (i) periodic or current reports filed under the Exchange Act, (ii) a supplement relating to any offering of, or a change in the maturity dates, interest rates, issuance prices or other similar terms of, any Notes or (iii) a supplement relating to an offering of Securities other than the Notes) unless the Company has furnished each of you a copy for your review prior to filing and given each of you a reasonable opportunity to comment on any such proposed amendment or supplement. Subject to the foregoing sentence, the Company will cause each supplement to the Prospectus to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such filing. The Company will promptly advise each of you (i) when the Prospectus, and any supplement thereto (except for a supplement relating to an offering of Securities other than the Notes), shall have been filed with the Commission pursuant to Rule 424(b), (ii) when, prior to the termination of the offering of the Notes, any amendment of the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any reasonable proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof;

(b) In connection with any offering of the Notes:

(i) The Company will, before amending or supplementing the Disclosure Package, furnish to the Agents and the Purchasers a copy of each such proposed amendment or supplement and during the period where a prospectus relating to the Notes is required to be delivered under the Act (including in circumstances where such requirements may be satisfied pursuant to Rule 172) not file any such proposed amendment or supplement to which the Agents and the Purchasers reasonably object;

(ii) The Company will prepare any Free Writing Prospectus to be included in the Disclosure Package in relation to the Notes in a form which shall be provided to the Agents for their review and comment prior to the Time of Sale. The Company will not use, authorize, approve, refer to or file any Free Writing Prospectus to which the Agents and the Purchasers reasonably object;

(iii) If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Disclosure Package in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which any Free Writing Prospectus included as part of the Disclosure Package conflicts with the information contained or incorporated by reference in the Registration Statement then on file, or if, in the opinion of counsel for the Agents and the Purchasers, it is necessary to amend or supplement the Disclosure Package to

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comply with the applicable law, the Company shall forthwith prepare and, subject to clauses (a), (b)(i) and (b)(ii) above, file with the Commission and furnish, at its own expense, to any Agent or any Purchaser upon request, either amendments or supplements to the Disclosure Package so that the statements therein as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective investor, be misleading or so that any Free Writing Prospectus which is included as part of the Disclosure Package, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Disclosure Package as amended or supplemented, will comply with applicable law; and

(iv) The Company hereby agrees that the Agents and the Purchasers shall distribute to investors a Free Writing Prospectus that contains the final terms of the Notes substantially in the form set forth in Schedule IV hereto and that such Free Writing Prospectus shall be filed by the Company in accordance with Rule 433(d) under the Act and shall be considered an Issuer Free Writing Prospectus for purposes of this Agreement;

(c) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act (including in circumstances where such requirements may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or to supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (i) notify each of you to suspend solicitation of offers to purchase Notes (and, if so notified by the Company, each of you shall forthwith suspend such solicitation and ceasing using the Prospectus as then supplemented), (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance and (iii) supply any supplemented Prospectus to each of you in such quantities as you may reasonably request. If such amendment or supplement, and any documents, certificates and opinions furnished to each of you pursuant to paragraph (h) of this Section 4 in connection with the preparation or filing of such amendment or supplement are reasonably satisfactory in all respects to you, you will, upon the filing of such amendment or supplement with the Commission and upon the effectiveness of an amendment to the Registration Statement, if such an amendment is required, resume your obligation to solicit offers to purchase Notes hereunder;

(d) The Company, during the period when a prospectus relating to the Notes is required to be delivered under the Act (including in circumstances where such requirements may be satisfied pursuant to Rule 172), will file promptly all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, to the extent such documents are not available pursuant to the EDGAR filing system, will furnish to each of you copies of such documents upon reasonable request. The Company will promptly notify each of you by telephone or telecopy of (i) any decrease in the rating of the Notes or any other debt securities of the Company by Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Fitch Ratings Ltd. or if such entities no longer are providing such ratings, any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or (ii) any written notice received from Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, a division of The

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McGraw-Hill Companies, Inc., Fitch Ratings Ltd. or if such entities no longer are providing the ratings referred to in (i), any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) of any intended or contemplated decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change;

(e) As soon as practicable, the Company will make generally available to its security holders and to each of you an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act;

(f) The Company will furnish to each of you and your counsel, without charge, copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus may be required by the Act (including in circumstances where such requirements may be satisfied pursuant to Rule 172), electronic copies of the Prospectus and any supplement thereto;

(g) The Company will arrange for the qualification of the Notes for sale under the laws of such jurisdictions as any of you may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Notes, will arrange for the determination of the legality of the Notes for purchase by institutional investors and will pay any fee of the Financial Industry Regulatory Authority, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject;

(h) The Company shall furnish to each of you such documents, certificates of officers of the Company and opinions of counsel for the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Prospectus, and any amendments thereof or supplements thereto, the Disclosure Package, the Indenture, the Notes, this Agreement, the Procedures and the performance by the Company and you of its and your respective obligations hereunder and thereunder as any of you may from time to time and at any time prior to the termination of this Agreement reasonably request;

(i) The Company shall, whether or not any sale of the Notes is consummated, (i) pay all expense incident to the performance of its obligations under this Agreement, including the fees and disbursements of its accountants and counsel, the cost of printing or other production, filing and delivery of the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, all amendments thereof and supplements thereto, the Indenture, this Agreement and all other documents relating to the offering, the cost of preparing, printing, registering, packaging and delivering the Notes, the reasonable fees and disbursements, including fees of counsel, incurred in compliance with Section 4(g), the fees and disbursements of the Trustee and the fees of any agency that rates the Notes, (ii) reimburse each of you, upon request, on a monthly basis for all out-of-pocket expenses, if any, incurred by you and approved by the Company in advance, in connection with this Agreement and (iii) pay the reasonable fees and expenses of your counsel incurred in connection with this Agreement and approved by the Company in advance (which approval may be oral);

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(j) Each acceptance by the Company of an offer to purchase Notes will be deemed to be an affirmation that its representations and warranties contained in Section 1 of this Agreement are true and correct at the time of such acceptance, as though made at and as of such time, and a covenant that such representations and warranties will be true and correct at the time of delivery to the purchaser of the Notes relating to such acceptance, as though made at and as of such time (it being understood that for purposes of the foregoing affirmation and covenant such representations and warranties shall relate to the Registration Statement, the Disclosure Package and Prospectus as amended or supplemented at each such time). Each such acceptance by the Company of an offer for the purchase of Notes shall be deemed to constitute an additional representation, warranty and agreement by the Company that, as of the settlement date for the sale of such Notes, after giving effect to the issuance of such Notes, of any other Notes to be issued on or prior to such settlement date and of any other Securities to be issued and sold by the Company on or prior to such settlement date, the aggregate amount of Securities (including any Notes) which have been issued and sold by the Company will not exceed the amount of Securities registered pursuant to the Registration Statement. The Company will inform you promptly upon your inquiry of the aggregate amount of Securities registered under the Registration Statement which remain unsold;

(k) Each time that the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement (i) relating to any offering of Securities other than the Notes, (ii) providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices, the redemption dates (whether pursuant to a sinking fund or otherwise) or other similar terms of any Notes sold pursuant hereto or (iii) setting forth or incorporating by reference financial statements, unless, in the case of clause (iii) above, in the reasonable judgment of any of the Agents or Purchasers, such financial statements disclosed under the Exchange Act are of such a nature that a certificate of the Company should be furnished), the Company will deliver or cause to be delivered promptly to each of you a certificate of the Company, signed by the chairman of the board, any president or vice president (whether or not designated by a number or word added before or after the title vice president) and the principal financial or accounting officer of the Company, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form reasonably satisfactory to you, of the same tenor as the certificate referred to in Section 5(e) but modified to relate to the last day of the fiscal quarter for which financial statements of the Company were last filed with the Commission and to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement;

(l) Each time that the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement (i) relating to any offering of Securities other than the Notes, (ii) providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices, the redemption dates or other similar terms of any Notes sold pursuant hereto or (iii) setting forth or incorporating by reference financial statements disclosed under the Exchange Act as of and for a fiscal quarter, unless, in the case of clause (iii) above, in the reasonable judgment of any of you, such financial statements are of such

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a nature that an opinion of counsel should be furnished), the Company shall furnish or cause to be furnished promptly to each of you a written opinion of counsel of the Company in form reasonably satisfactory to each of you, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, of the same tenor as the opinion referred to in Section 5(b) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement or, in lieu of such opinion, counsel last furnishing such an opinion to you may furnish each of you with a letter to the effect that you may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of the effectiveness of such amendment or the filing of such supplement);

(m) Each time that the Registration Statement or the Prospectus is amended or supplemented (other than by an amendment or supplement (i) relating to any offering of Securities other than the Notes, (ii) providing solely for the specification of or a change in the maturity dates, the interest rates, the issuance prices, the redemption dates (whether pursuant to a sinking fund or otherwise) or other similar terms of any Notes sold pursuant hereto or (iii) setting forth or incorporating by reference financial statements, unless, in the case of clause (iii) above, in the reasonable judgment of any of the Agents, such financial statements disclosed under the Exchange Act are of such a nature that a letter of the Company’s registered independent public accountants should be furnished), the Company shall cause its registered independent public accountants, promptly to furnish each of you a letter, dated the date of the effectiveness of such amendment or the date of the filing of such supplement, in form reasonably satisfactory to each of you, of the same tenor as the letter referred to in Section 5(f) with such changes as may be necessary to reflect the amended and supplemental financial information included or incorporated by reference in the Registration Statement and the Prospectus, as amended or supplemented to the date of such letter; provided, however, that, if the Registration Statement or the Prospectus is amended or supplemented solely to include or incorporate by reference financial information as of and for a fiscal quarter, the Company’s registered independent public accountants may limit the scope of such letter, which shall be reasonably satisfactory in form to each of you, to the unaudited financial statements, the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and any other information of an accounting, financial or statistical nature included in such amendment or supplement, unless, in the reasonable judgment of any of you, such letter should cover other information; and

(n) During the period, if any, specified in any Terms Agreement, the Company shall not, without the prior consent of the Agent, issue or announce the proposed issuance of any of its debt securities, including Notes, with terms substantially similar to the Notes being purchased pursuant to such Terms Agreement, other than borrowings under its revolving credit agreements and lines of credit and issuances of its commercial paper.

5. Conditions to the Obligations of the Agents. The obligations of each Agent to solicit offers to purchase the Notes shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company contained in Section 1 hereof as of the Execution Time, on the Effective Date, as of the date any supplement to the Prospectus is filed with the Commission, as of the Time of Sale and as of each Closing Date, to the accuracy in all

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material respects of the statements of the Company made in any certificates pursuant to the provisions of this Section 5, to the performance in all material respects by the Company of its obligations hereunder and to satisfaction of the following additional conditions in all material respects:

(a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b) and shall have filed with the Commission any Issuer Free Writing Prospectus in the manner and within the time periods required by the rules and regulations related to the Act; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened;

(b) Bridget K. Quinn, Group Counsel, Corporate Center and Assistant Secretary of the Company, shall have furnished to the Agents, at the request of the Company, her written opinion, dated the Closing Date and addressed to the Agents, in form and substance reasonably satisfactory to the Agents, to the effect set forth in Exhibit C hereto;

(c) The Company shall have furnished to each Agent the opinion of Kirkland & Ellis LLP, as counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit D hereto;

(d) The Agents shall have received from Mayer Brown LLP, counsel for the Agents, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Notes, the Indenture, the Registration Statement, the Prospectus, the Disclosure Package and other related matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters;

(e) The Company shall have furnished to the Agents a certificate of the Company, signed by the chairman of the board, any president or vice president (whether or not designated by a number or word added before or after the title vice president) and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and, if applicable, the Disclosure Package and that:

(i) the representations and warranties in Section 1 hereof of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date and the Company has substantially complied with all the agreements and substantially satisfied all the conditions on its part to be performed or satisfied as a condition to the obligation of the Agents to solicit offers to purchase the Notes;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

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(iii) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, expect as set forth in or contemplated in the Disclosure Package and the Prospectus;

(f) At the Execution Time, the Company’s registered independent public accountants shall have furnished to the Agents a letter or letters (which may refer to letters previously delivered to the Agent), dated as of the Execution Time, in form and substance reasonably satisfactory to the Agents, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:

(i) in their opinion the audited financial statements and financial statement schedules included or incorporated in the Registration Statement, the Disclosure Package and the Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

(ii) on the basis of a reading of the amounts included or incorporated in the Registration Statement, the Disclosure Package and the Prospectus in response to Item 301 of Regulation S-K and of the latest unaudited financial statements made available by the Company and its subsidiaries; carrying out certain procedures specified by the Agents (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and executive committees of the Company and its subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to the date of the most recent audited financial statements included or incorporated in the Registration Statement, the Disclosure Package and the Prospectus, nothing came to their attention which caused them to believe that:

(1) any unaudited financial statements included or incorporated in the Registration Statement, the Disclosure Package and the Prospectus do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement, the Disclosure Package and the Prospectus;

(2) with respect to the period subsequent to the date of the most recent financial statements (other than any capsule information), audited or unaudited, in or incorporated in the Registration Statement, the Disclosure Package and the Prospectus, there were any changes, at a specified date not more than five Business Days prior to the date of the letter, in the aggregate long-term debt due within one year and long-term debt (exclusive of current portion) of the Company and its consolidated subsidiaries or common stock of the Company or decreases in the net current assets or shareholders’ equity of the Company and its consolidated subsidiaries as compared with the amounts shown on the most recent consolidated

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balance sheet included or incorporated in the Registration Statement, the Disclosure Package and the Prospectus, or for the period from the date of the most recent financial statements included or incorporated in the Registration Statement, the Disclosure Package and the Prospectus to the date of the most recently available monthly unaudited financial information there were any decreases relating to income from continuing operations, as compared with the corresponding period in the preceding year, in total revenue or earnings before income taxes or in the total or per share amounts of net earnings of the Company and its consolidated subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Agents; or

(3) the amounts included in any unaudited “capsule” information included or incorporated in the Registration Statement, the Disclosure Package and the Prospectus do not agree with the amounts set forth in the unaudited financial statements for the same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included or incorporated in the Registration Statement, the Disclosure Package and the Prospectus;

(iii) they have performed certain other procedures specified by the Agents as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement, the Disclosure Package and the Prospectus and in Exhibit 12 to the Registration Statement, including the information included or incorporated in Items 1, 2, 5, 6, 7 and 11 of the Company’s Annual Report on Form 10-K, incorporated in the Registration Statement, the Disclosure Package and the Prospectus, and the information included in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included or incorporated in the Company’s Quarterly Reports on Form 10-Q, incorporated in the Registration Statement, the Disclosure Package and the Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation; and

(iv) if unaudited pro forma financial statements are included or incorporated in the Registration Statement, the Disclosure Package and the Prospectus, on the basis of a reading of the unaudited pro forma financial statements, carrying out certain procedures specified by the Agents, inquiries of certain officials of the Company and the acquired company who have responsibility for financial and accounting matters, and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements;

(g) At the Closing Date, the Agents shall have received from the Company’s registered independent public accountants a letter, dated as of Closing Date and in form and substance satisfactory to the Agents, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be a date not more than three Business Days prior to Closing Date; and

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(h) Prior to the Closing Date, the Company shall have furnished to each Agent such further information, documents, certificates and opinions of counsel as the Agents may reasonably request.

If any of the conditions specified in this Section 5 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Agents and their counsel, this agreement and all obligations of any Agent hereunder may be canceled at any time by such Agent. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

The documents required to be delivered by this Section 5 shall be delivered at the offices of Mayer Brown LLP, counsel for the Agents, at 71 South Wacker Drive, Chicago, Illinois 60606, on the date hereof.

6. Conditions to the Obligations of the Purchaser. The obligations of the Purchaser to purchase any Notes will be subject to the accuracy in all material respects of the representations and warranties on the part of the Company in Section 1 of this Agreement as of the date of the Terms Agreement and as of the Closing Date for such Notes, to the performance and observance in all material respects by the Company of all covenants and agreements herein contained on its part to be performed and observed and to satisfaction of the following additional conditions precedent in all material respects:

(a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened;

(b) To the extent agreed to between the Company and the Purchaser in a Terms Agreement and except to the extent modified by such Terms Agreement, the Purchaser shall have received, appropriately updated, (i) a certificate of the Company, dated as of the Closing Date, to the effect set forth in Section 5(e) (except that references to the Prospectus shall be to the Prospectus as supplemented at the time of execution of the Terms Agreement), (ii) the opinion of counsel for the Company, dated as of the Closing Date, to the effect set forth in Section 5(b) and 5(c), (iii) the opinion of Mayer Brown LLP, counsel for the Purchaser, dated as of the Closing Date, to the effect set forth in Section 5(d), and (iv) the letter of the Company’s registered independent public accountants, dated as of the Time of Sale and Closing Date, to the effect set forth in Section 5(f); and

(c) Prior to the Closing Date, the Company shall have furnished to the Purchaser such further information, certificates and documents as the Purchaser may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement and an applicable Terms Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement or such Terms Agreement and required to be delivered to the Purchaser pursuant to the terms hereof and thereof

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shall not be in all material respects reasonably satisfactory in form and substance to the Purchaser and its counsel, such Terms Agreement and all obligations of the Purchaser thereunder and with respect to the Notes subject thereto may be canceled at, or at any time prior to, the respective Closing Date by the Purchaser. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

7. Right of Person Who Agreed to Purchase to Refuse to Purchase.

(a) The Company agrees that any person who has agreed to purchase and pay for any Note, including the Purchaser and any person who purchases pursuant to a solicitation by any of the Agents, shall have the right to refuse to purchase such Note if, at the Closing Date therefor, any condition set forth in Section 5 or 6, as applicable, shall not be satisfied.

(b) The Company agrees that any person who has agreed to purchase and pay for any Note pursuant to a solicitation by any of the Agents shall have the right to refuse to purchase such note if, subsequent to the agreement to purchase such Note, any change, condition or development specified in any of Sections 9(b)(i) through (vi) shall have occurred (with the judgment of the Purchaser which presented the offer to purchase such Note being substituted for any judgment of an Agent required therein), the effect of which is, in the judgment of the Agent which presented the offer to purchase such Note, so material and adverse as to make it impractical to proceed with the sale and delivery of such Note (it being understood that under no circumstance shall any such Agent have any duty or obligation under this Agreement to the Company or to any such person to exercise the judgment permitted to be exercised under this Section 7(b) and Section 9(b)).

8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each of you, the directors, officers or employees of each of you and each person who controls each of you within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which you, they or any of you or them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Disclosure Package (or any part thereof), the Prospectus or any preliminary Prospectus, or in any amendment thereof or supplement thereto, or in any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse as incurred each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any of you specifically for use in connection with the preparation thereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

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If the Company shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall indemnify and hold each of you harmless against any loss, claim or damage arising from or as a result of such default by the Company.

(b) Each of you agrees severally and not jointly to indemnify and hold harmless the Company, each of its employees and directors, each of its officers who signs the Registration Statement and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to you, but only with reference to written information relating to such of you furnished to the Company by or on behalf of such of you specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which you may otherwise have. The Company acknowledges that the names of the Agents and Purchasers set forth in any Pricing Supplement constitute the only information furnished in writing by or on behalf of any of you for inclusion in the documents referred to in the foregoing indemnity, the proviso contained in paragraph (a) of this Section 8 and clause (ii) of the proviso in paragraph (b) of Section 1, and you confirm that such statements are correct.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party (i) will not relieve it from liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel and an additional local counsel, if needed, approved by you in the case of paragraph (a) of this Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or (iv) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict

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of interest; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) or (b) of this Section 8 is due in accordance with its terms, but is held by a court to be unavailable or insufficient in whole or in part to hold harmless an indemnified party for any reason, the Company and each of you agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, “Losses”) to which the Company and one or more of you may be subject in such proportion so that each of you is responsible for that portion as is appropriate to reflect the relative benefits received by the Company and each of you from the offering of the Notes from which such Losses arise; provided, however, that in no case shall any of you be responsible for any amount in excess of the commissions received by such of you in connection with the Notes from which such Losses arise (or, in the case of Notes sold pursuant to a Terms Agreement, the aggregate commissions that would have been received by such of you if such commissions had been payable). If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and each of you shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of each of you in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) of the Notes from which such Losses arise, and benefits received by each of you shall be deemed to be equal to the total commissions received by such of you in connection with the Notes from which such Losses arise (or, in the case of Notes sold pursuant to a Terms Agreement, the aggregate commissions that would have been received by such of you if such commissions had been payable). Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or any of you. The Company and each of you agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls any of you within the meaning of the Act or the Exchange Act and each director, officer and employee of any of you shall have the same rights to contribution as you and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director, officer and employee of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable

22

terms and conditions of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from other obligation it or they may have hereunder or otherwise than under this paragraph (d).

9. Termination.

(a) This Agreement will continue in effect until terminated as provided in this Section 9. This Agreement may be terminated by either the Company as to any of you or any of you insofar as this Agreement relates to such of you, giving written notice of such termination to such of you or the Company, as the case may be. This Agreement shall so terminate at the close of business on the first Business Day following the receipt of such notice by the party to whom such notice is given. In the event of such termination, no party shall have any liability to the other party hereto, except as provided in Section 4(i) and Section 8.

(b) Each Terms Agreement shall be subject to termination in the absolute discretion of the Agent or the Purchaser, as applicable, by notice given to the Company prior to delivery of any payment for any Note to be purchased thereunder, if prior to such time (i) there shall have occurred, subsequent to the agreement to purchase such Note, any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries, taken as a whole, the effect of which is, in the judgment of the Agent or the Purchaser, so material and adverse as to make it impractical to proceed with the offering or delivery of such Note, (ii) there shall have been, subsequent to the agreement to purchase such Note, any decrease in the rating of any of the Company’s debt securities by Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Fitch Ratings Ltd. or if such entities no longer are providing such ratings, any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any formal notice given of any intended or contemplated decrease in any such rating, (iii) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (iv) a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States, (v) a banking moratorium shall have been declared either by Federal or New York State authorities or (vi) there shall have occurred any material outbreak or material escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis, the effect of which on financial markets is such as to make it, in the judgment of the Agent or the Purchaser, impracticable to proceed with the offering or delivery of such Notes as contemplated by the Disclosure Package and the Prospectus (exclusive of any supplement subsequent to such event).

23

10. Non-fiduciary. The Company acknowledges and agrees that the Agents and the Purchasers are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Purchasers nor any Agents is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Agents and the Purchasers shall have no responsibility or liability to the Company with respect thereto. Any review by the Agents and the Purchasers of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Agents and the Purchasers and shall not be on behalf of the Company.

11. Survival of Certain Provisions. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of you or the Company or any of the directors, officers, employees or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 4(i) and 8 hereof shall survive the termination or cancellation of this Agreement. The provisions of this Agreement (including without limitation Section 7 hereof) applicable to any purchase of a Note for which an agreement to purchase exists prior to the termination hereof shall survive any termination of this Agreement. If at the time of termination of this Agreement any Agent or Purchaser shall own any Notes purchased pursuant to a Terms Agreement with the intention of selling them, the provisions of Section 4 shall remain in effect until such Notes are resold.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to any of you, will be mailed, delivered or telegraphed and confirmed to such of you, at the address specified in Schedule I hereto; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 2000 North M-63, Benton Harbor, Michigan 49022-2692, attention of the Treasurer.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors, the directors, officers, employees, and controlling persons referred to in Section 8 hereof and, to the extent provided in Section 7, any person will have any right or obligation hereunder.

14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

15. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

24

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and you.

Very truly yours,
WHIRLPOOL CORPORATION

By:	/s/ Margaret McLeod
Name: Margaret McLeod Title: Vice President & Treasurer

S-1	Signature page to the Selling Agency Agreement

The foregoing Agreement is

hereby confirmed and accepted

as of the date hereof.

BNP PARIBAS SECURITIES CORP.

By:	/s/ Tim McCann
Name: Tim McCann
Title: Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian D. Bednarski
Name: Brian D. Bednarski
Title: Managing Director

S-2	Signature page to the Selling Agency Agreement

SCHEDULE I

Selling Agency Agreement dated February 22, 2013

Registration Statement No. 333-181339

Amount of the Securities registered under Registration Statement: Indeterminate amount

Amount of Notes: $500,000,000

Addresses for notices:

If to BNP Paribas Securities Corp.:

BNP Paribas Securities Corp.

787 Seventh Avenue New York,

New York 10019

Attention: Syndicate Desk

Fax: (212) 841-3930

If to Citigroup Global Markets Inc.:

Citigroup Global Markets Inc.

388 Greenwich Street New York,

New York 10013

Attention: General Counsel

Fax: (212) 816-7912

And

If to Whirlpool Corporation:

Whirlpool Corporation

2000 North M-63

Benton Harbor, Michigan 49022-2692

Attention: Treasurer

Fax: (269) 923-5515

The Company may satisfy its obligation under subsection (c) of Section 4 of the Selling Agency Agreement to furnish to each of the Agents and Purchasers copies of all documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act by promptly furnishing such documents to Mayer Brown LLP, 71 South Wacker Drive, Chicago, Illinois 60606, Attention: Edward S. Best.

This preliminary pricing supplement relates to an effective registration statement under the Securities Act of 1933, but is not complete and may be changed. We are not using this preliminary pricing supplement or the accompanying prospectus or prospectus supplement to offer to sell these securities or to solicit offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SCHEDULE II

SUBJECT TO COMPLETION, DATED FEBRUARY 22, 2013

Preliminary Pricing Supplement No. 2

(To Prospectus Supplement dated May 29, 2012

and Prospectus Dated May 11, 2012)

Investors should read this Preliminary Pricing

Supplement in conjunction with the Prospectus and

the Prospectus Supplement.

$250,000,000        % Notes due

$250,000,000        % Notes due

Issuer:	Whirlpool Corporation

Principal Amount:	$250,000,000 Notes due (the “Notes due “) $250,000,000 Notes due (the “Notes due ,” and together with the Notes due , the “Notes”)

Interest Rate:	Notes due : % Notes due : %

Interest Payment Dates:	Semi-annually on and of each year, beginning , 2013

Trade Date:	February , 2013

Settlement Date:	February , 2013

Maturity Date:	Notes due : Notes due :

Issue Price:	Notes due : % of the principal amount Notes due : % of the principal amount

Underwriters’ Discount:	Notes due : % of the principal amount Notes due : % of the principal amount

Net Proceeds to Whirlpool (after deduction of expenses and underwriting discount):	$

Use of Proceeds:	General corporate purposes, including the repayment of $500 million aggregate principal amount of our 5.5% Medium-term Notes that mature in March 2013.

Ratio of Earnings to Fixed Charges (year ended December 31, 2012):	3.2x

CUSIP:	Notes due : Notes due :

Change of Control Provisions Applicable:	Yes

Optional Repayment:	No

Optional Redemption:	We may, at our option, redeem the Notes in whole at any time or in part from time to time at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) as determined by the Quotation Agent (as defined in Annex A), the sum of the present values of the remaining scheduled payments of principal and interest in respect of the Notes to be redeemed (not including any portion of those payments of interest accrued as of the date of redemption) discounted to the date of redemption (the “Redemption Date”) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined in Annex A) plus basis points in the case of the Notes due and basis points in the case of the Notes due , plus accrued and unpaid interest to the Redemption Date.

Sinking Fund:	No

Joint Book-Running Managers
BNP PARIBAS	Citigroup
J.P. Morgan	RBS

Plan of Distribution

Under the terms and subject to the conditions of the Selling Agency Agreement dated February         , 2013 among Whirlpool Corporation (“Whirlpool”) and BNP Paribas Securities Corp. and Citigroup Global Markets Inc. as well as under the terms of the Terms Agreement dated February         , 2013 among Whirlpool and BNP Paribas Securities Corp. and Citigroup Global Markets Inc., as representatives of the underwriters named below (collectively, the “Underwriters”), the Underwriters have agreed severally to purchase and Whirlpool has agreed to sell the Notes to the Underwriters in the respective principal amounts set forth below:

SCHEDULE II-2

Underwriters	Principal Amount of Notes due	Principal Amount of Notes due
BNP Paribas Securities Corp.	$	$
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
RBS Securities Inc.

Total	$	$

The Underwriters are committed to take and pay for all of the Notes if any are taken.

The Underwriters have advised Whirlpool that they propose initially to offer part of the Notes directly to the public at the issue price set forth on the first page of this Preliminary Pricing Supplement.

Each Underwriter and certain of its affiliates may from time to time engage in transactions with, and perform investment banking and commercial lending and banking services for, Whirlpool and certain of its affiliates in the ordinary course of business for which they have received, or may receive, customary fees and expenses.

SCHEDULE II-3

Annex A

For purposes of the foregoing discussions of “Optional Redemption,” the following definitions are applicable:

“Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of those Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for that Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than four Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.

“Quotation Agent” means the Reference Treasury Dealer appointed by us.

“Reference Treasury Dealer” means each of any four primary U.S. Government securities dealers in the United States of America selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding that Redemption Date.

SCHEDULE II-4

SCHEDULE III

Pricing Supplement No. 2

(To Prospectus Supplement dated May 29, 2012,

and Prospectus Dated May 11, 2012)

Investors should read this pricing supplement in

conjunction with the Prospectus and the

Prospectus Supplement.

Filed Pursuant to Rule 424(b)(3) Registration No. 333-181339
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
3.700% Notes Due 2023	$250,000,000	99.801%	$249,502,500	$34,032.14
5.150% Notes Due 2043	$250,000,000	99.636%	$249,090,000	$33,975.88
Total	$500,000,000		$498,592,500	$68,008.02

(1) Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

$250,000,000 3.700% Notes due 2023

$250,000,000 5.150% Notes due 2043

Issuer:	Whirlpool Corporation

Principal Amount:	$250,000,000 Notes due 2023 (the “Notes due 2023”) $250,000,000 Notes due 2043 (the “Notes due 2043,” and together with the Notes due 2023, the “Notes”)

Interest Rate:	Notes due 2023: 3.700% Notes due 2043: 5.150%

Interest Payment Dates:	Semi-annually on March 1 and September 1 of each year, beginning September 1, 2013

Trade Date:	February 22, 2013

Settlement Date:	February 27, 2013

Maturity Date:	Notes due 2023: March 1, 2023 Notes due 2043: March 1, 2043

Issue Price:	Notes due 2023: 99.801% of the principal amount Notes due 2043: 99.636% of the principal amount

Underwriters’ Discount:	Notes due 2023: 0.450% of the principal amount Notes due 2043: 0.875% of the principal amount

Estimated Net Proceeds to Whirlpool (after deduction of expenses and underwriting discount):	$494,955,000

Use of Proceeds:	General corporate purposes, including the repayment of $500 million aggregate principal amount of our 5.5% Medium-term Notes that mature in March 2013.

Ratio of Earnings to Fixed Charges (year ended December 31, 2012):	3.2x

CUSIP:	Notes due 2023: 96332H CF4 Notes due 2023: 96332H CG2

Change of Control Provisions Applicable:	Yes

Optional Repayment:	No

Optional Redemption:	We may, at our option, redeem the notes in whole at any time or in part from time to time at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) as determined by the Quotation Agent (as defined in Annex A), the sum of the present values of the remaining scheduled payments of principal and interest in respect of the notes to be redeemed (not including any portion of those payments of interest accrued as of the date of redemption) discounted to the date of redemption (the “Redemption Date”) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined in Annex A) plus 25 basis points in the case of the Notes due 2023 and 30 basis points in the case of the Notes due 2043, plus accrued and unpaid interest to the Redemption Date.

Sinking Fund:	No

Joint Book-Running Managers
BNP PARIBAS	Citigroup
J.P. Morgan	RBS

SCHEDULE III-2

Plan of Distribution

Under the terms and subject to the conditions of the Selling Agency Agreement dated February 22, 2013 among Whirlpool Corporation (“Whirlpool”) and BNP Paribas Securities Corp. and Citigroup Global Markets Inc. as well as under the terms of the Terms Agreement dated February 22, 2013 among Whirlpool and BNP Paribas Securities Corp. and Citigroup Global Markets Inc., as representatives of the underwriters named below (collectively, the “Underwriters”), the Underwriters have agreed severally to purchase and Whirlpool has agreed to sell the Notes to the Underwriters in the respective principal amounts set forth below:

Underwriters	Principal Amount of Notes due 2023	Principal Amount of Notes due 2043
BNP Paribas Securities Corp.	$87,500,000	$81,250,000
Citigroup Global Markets Inc.	87,500,000	81,250,000
J.P. Morgan Securities LLC	37,500,000	31,250,000
RBS Securities Inc.	37,500,000	31,250,000
ING Financial Markets LLC	—	7,500,000
Mitsubishi UFJ Securities (USA), Inc.	—	7,500,000
Merrill, Lynch, Pierce, Fenner & Smith Incorporated	—	5,000,000
Wells Fargo Securities, LLC	—	5,000,000

Total	$250,000,000	$250,000,000

The Underwriters are committed to take and pay for all of the Notes if any are taken.

The Underwriters have advised Whirlpool that they propose initially to offer part of the Notes directly to the public at the issue price set forth on the first page of this Pricing Supplement.

Each Underwriter and certain of its affiliates may from time to time engage in transactions with, and perform investment banking and commercial lending and banking services for, Whirlpool and certain of its affiliates in the ordinary course of business for which they have received, or may receive, customary fees and expenses.

SCHEDULE III-3

Annex A

For purposes of the foregoing discussions of “Optional Redemption,” the following definitions are applicable:

“Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of those Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for that Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than four Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.

“Quotation Agent” means the Reference Treasury Dealer appointed by us.

“Reference Treasury Dealer” means each of any four primary U.S. Government securities dealers in the United States of America selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding that Redemption Date.

SCHEDULE III-4

SCHEDULE IV

FINAL TERM SHEET

Dated: February 22, 2013

$500,000,000

$250,000,000 3.700% Notes due 2023

$250,000,000 5.150% Notes due 2043

Issuer:	Whirlpool Corporation

Trade Date:	February 22, 2013

Settlement Date:	February 27, 2013

Title:	2023 Notes	2043 Notes

Principal Amount:	$250,000,000	$250,000,000

Maturity Date:	March 1, 2023	March 1, 2043

Interest Payment Dates:	March 1 and September 1, commencing September 1, 2013	March 1 and September 1, commencing September 1, 2013

Benchmark Treasury:	UST 2.000% due February 15, 2023	UST 2.750% due November 15, 2042

Benchmark Treasury Price and Yield:	100-07+; 1.974%	91-28; 3.174%

Spread to Benchmark Treasury:	+175 basis points	+200 basis points

Yield to Maturity:	3.724%	5.174%

Coupon (Interest Rate):	3.700%	5.150%

Price to Public:	99.801%	99.636%

Make-Whole Redemption Provision:	At any time at a discount rate of the Adjusted Treasury Rate plus 25 basis points	At any time at a discount rate of the Adjusted Treasury Rate plus 30 basis points

CUSIP:	96332H CF4	96332H CG2

Joint Book-Running Managers:	BNP Paribas Securities Corp. Citigroup Global Markets Inc. J.P. Morgan Securities LLC RBS Securities Inc.	BNP Paribas Securities Corp. Citigroup Global Markets Inc. J.P. Morgan Securities LLC RBS Securities Inc.

Co-Managers:		ING Financial Markets LLC Merrill, Lynch, Pierce, Fenner & Smith Incorporated Mitsubishi UFJ Securities (USA), Inc. Wells Fargo Securities, LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BNP Paribas Securities Corp. toll-free at 1-800-854-5674 or by calling Citigroup Global Markets Inc. toll-free at 1-800-831-9146.

SCHEDULE IV-2

EXHIBIT A

WHIRLPOOL CORPORATION

Note Administrative Procedures

February 22, 2013

Notes, Due Nine Months or More From the Date of Issue (the “Notes”) are to be offered on a continuing basis by Whirlpool Corporation (the “Company”). BNP Paribas Securities Corp. and Citigroup Global Markets Inc., as agents (individually an “Agent” and collectively the “Agents”), have agreed to solicit purchases of Notes issued in fully registered form. The Agents will not be obligated to purchase Notes for their own accounts. The Notes are being sold pursuant to a Selling Agency Agreement among the Company and the Purchasers and Agents referenced therein dated February 22, 2013 (the “Agency Agreement”). The Notes will rank equally with all other unsecured and unsubordinated debt of the Company and have been registered with the Securities and Exchange Commission (the “Commission”). U.S. Bank National Association (as successor to Citibank, N.A.) (the “Trustee”) is the trustee under the Indenture dated as of March 20, 2000 covering the Notes (the “Indenture”).

The Agency Agreement provides that Notes may also be purchased by an Agent acting solely as principal and not as agent. In the event of any such purchase, the functions of both the Agent and the beneficial owner under the administrative procedures set forth below shall be performed by such Agent acting solely as principal, unless otherwise agreed to between the Company and such Agent acting as principal.

The Notes will be represented by one or more Master Notes (as defined hereinafter) or one or more Global Securities (as defined hereinafter) held by the Trustee, as agent for The Depository Trust Company (“DTC”), and recorded in the book-entry system maintained by DTC (a “Book-Entry Note”), a certificate delivered to the Holder thereof or a Person designated by such Holder (a “Certificated Note”) or such other form as agreed to by the Company and the Trustee. Only Notes denominated and payable in U.S. dollars may be issued as Book-Entry Notes. An owner of a Book-Entry Note will not be entitled to receive a certificate representing such Note, except in the event that use of the book-entry system for the Notes is discontinued.

The procedures to be followed during, and the specific terms of, the solicitation of offers by the Agents and the sale as a result thereof by the Company are explained below. Administrative and record-keeping responsibilities will be handled for the Company by its Treasury Department. The Company will advise the Agents and the Trustee in writing of those persons handling administrative responsibilities with whom the agents and the Trustee are to communicate regarding offers to purchase Notes and the details of their delivery.

Administrative procedures and specific terms of the offering are explained below. Book-Entry Notes will be issued in accordance with the administrative procedures set forth in Part I hereof, as adjusted in accordance with changes in DTC’s operating requirements, and Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof. Unless otherwise defined herein, terms defined in the Indenture and the Notes shall be used herein as therein defined. Notes for which interest is calculated on the basis of a fixed interest rate, which may be zero, are referred to herein as “Fixed Rate Notes.” Notes for which interest is calculated on the basis of a floating interest rate are referred to herein as “Floating Rate Notes.” To the extent the procedures set forth below conflict with the provisions of the Notes, the Indenture, DTC’s operating requirements or the Agency Agreement, the relevant provisions of the Notes, the Indenture, DTC’s operating requirements and the Agency Agreement shall control.

EXHIBIT A-2

PART I

Administrative Procedures for

Book-Entry Notes

In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and the Trustee to DTC dated as of the date hereof and a Note Certificate Agreement between the Trustee and DTC and its obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement System (“SDFS”).

Issuance:	On any date of settlement (as defined under “Settlement” below) for one or more Book-Entry Notes, the Company will (i) cause the Registrar to increase the outstanding aggregate principal amount of one or more master notes (each a “Master Note”), a security in fully registered form without coupons representing up to $500,000,000 principal amount of Book-Entry Notes, as reflected in its records, or (ii) issue a global security in fully registered form without coupons (each a “Global Security”) each representing up to $500,000,000 principal amount of all such Book-Entry Notes that have the same original issue date, original issue discount provisions, if any, Interest Payment Dates, Record Dates, reset, extension, repayment, sinking fund and redemption provisions, if any, Maturity Date and, in the case of Fixed Rate Notes, interest rate, or, in the case of Floating Rate Notes, initial interest rate, Base Rate, Index Maturity, Interest Reset Period, Interest Reset Dates, Spread or Spread Multiplier, if any, minimum interest rate, if any, and maximum interest rate, if any (all of the foregoing are collectively referred to as the “Terms”). Each Global Security will be dated and issued as of the date of Settlement and authenticated by the Trustee. Each Global Security will bear an original issue date, which will be (i) with respect to an original Global Security (or any portion thereof), the original issue date specified in such Global Security and (ii) following a consolidation of Global Securities, with respect to the Global Security resulting from such consolidation, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Securities, regardless of the date of authentication of such resulting Global Security. No Global Security will represent (i) both Fixed Rate and Floating Rate Book-Entry Notes or (ii) any Certificated Note.

Identification Numbers:	The Company has arranged with the CUSIP Service Bureau of Standard & Poor’s Corporation (the “CUSIP Service Bureau”) for the reservation of a series of CUSIP numbers, which series

EXHIBIT A-3

relates to Global Securities representing Book-Entry Notes and book-entry notes issued by the Company with or without other series designations. The Trustee, the Company and DTC have obtained from the CUSIP Service Bureau a written list of such reserved CUSIP numbers. The Company will assign CUSIP numbers to Global Securities or other book-entry notes as described below under Settlement Procedure “B.” DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Securities and other book-entry notes. The Trustee will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Securities and other book-entry notes, and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Global Securities and other book-entry notes. Upon obtaining such additional CUSIP numbers, the Company shall deliver a list of such additional CUSIP numbers to the Trustee and DTC.

Registration:	Global Securities and Master Notes will be issued only in fully registered form without coupons. Each Global Security and Master Note will be registered in the name of Cede & Co., as nominee for DTC, on the securities register for the Notes maintained under the Indenture. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Book-Entry Note, the “Participants”) to act as agent or agents for such owner in connection with the Book-Entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner of such Book-Entry Note in the account of such Participants. The ownership interest of such beneficial owner (or such participant) in such Book-Entry Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:	Transfers of a Book-Entry Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

Exchanges:	The Trustee may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation (a copy of which shall be attached to the resulting Global Security described below) specifying (i) the CUSIP numbers of two or more Outstanding Global Securities that represent (A) Fixed-Rate

EXHIBIT A-4

Book-Entry Notes having the same Terms and for which interest has been paid to the same date, or (B) Floating Rate Book-Entry Notes having the same terms and for which interest has been paid to the same date, (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date for such Book-Entry Notes, on which such Global Securities shall be exchanged for a single replacement Global Security and (iii) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Security. Upon receipt of such a notice, DTC will send to its participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and such new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Securities for a single Global Security bearing the new CUSIP number and the CUSIP numbers of the exchanged Global Securities will, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. Notwithstanding the foregoing, if the Global Securities to be exchanged exceed $500,000,000 in aggregate principal amount, one Global Security will be authenticated and issued to represent each $500,000,000 of principal amount of the exchanged Global Securities and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Global Securities (see “Denominations” below).

Maturities:	Each Book-Entry Note will mature on a date (the “Maturity Date”) not less than 9 months after the Original Issue Date for such Note.

Price to Public:	Each Book-Entry Note will be issued at the percentage of principal amount specified in the Preliminary Pricing Supplement (as defined in Section l(a) of the Agency Agreement) or in a Pricing Supplement (as defined in Section 1(a) of the Agency Agreement) relating to such Note.

Denominations:	The denomination of any Book-Entry Note will be a minimum of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. Global Securities and Master Notes will be denominated in principal amounts not in excess of $500,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of $500,000,000 would,

EXHIBIT A-5

but for the preceding sentence, be represented by a single Global Security or Master Note, then one Global Security or Master Note will be authenticated and issued to represent each $500,000,000 principal amount of such Book-Entry Note or Notes and an additional Global Security or Master Note will be authenticated and issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case involving Global Securities, each of the Global Securities representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

Interest:	General. Except as set forth in the Book-Entry Note (or other documents incorporated therein), interest, if any, on each Book-Entry Note will accrue from the original issue date for the first interest period or the last date to which interest has been paid, if any, for each subsequent interest period, on the Global Security or other book-entry note representing such Book-Entry Note, and will be calculated and paid in the manner described in such Book-Entry Note and in the Prospectus, as supplemented by the applicable Pricing Supplement. Unless otherwise specified therein, each payment of interest on a Book-Entry Note will include interest accrued to but excluding the Interest Payment Date or to but excluding the maturity of any payment of principal (hereinafter referred to as “Maturity”), other than a Maturity of a Fixed Rate Book-Entry Note occurring on the 31st day of a month, in which case such payment of interest will include interest accrued to but excluding the 30th day of such month, or to but excluding the date of redemption or repayment in full of such Book-Entry Note (hereinafter referred to as “Redemption”). Interest payable at the Maturity or upon Redemption of a Book-Entry Note will be payable to the person to whom the principal of such Note is payable. Standard & Poor’s Corporation will use the information received in the pending deposit message described under Settlement Procedure “C” below in order to include the amount of any interest payable and certain other information regarding the related Global Security or other book-entry note in the appropriate (daily or weekly) bond report published by Standard & Poor’s Corporation.

Record Dates. The Record Date with respect to any Interest Payment Date shall be the date 15 calendar days immediately preceding such Interest Payment Date (whether or not a Business Day).

EXHIBIT A-6

Interest Payment Dates on Fixed Rate Book-Entry Notes. Unless otherwise specified pursuant to Settlement Procedure “A” below, interest payments on Fixed Rate Book-Entry Notes will be made semi-annually and at Maturity or upon Redemption; provided, however, that in the case of a Fixed Rate Book-Entry Note issued between a Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Record Date. If any Interest Payment Date for a Fixed Rate Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date.

Interest Payment Dates on Floating Rate Book-Entry Notes. Interest Payments will be made on Floating Rate Book-Entry Notes monthly, quarterly, semi-annually or annually, or as specified in the applicable Pricing Supplement. Unless otherwise set forth in the Note, interest will be payable, in the case of Floating Rate Book-Entry Notes with a monthly Interest Payment Period, on the third Wednesday of each month; with a quarterly Interest Payment Period, on the third Wednesday of March, June, September and December of each year; with a semi-annual Interest Payment Period, on the third Wednesday of the two months specified pursuant to Settlement Procedure “A” below; and with an annual Interest Payment Period, on the third Wednesday of the month specified pursuant to Settlement Procedure “A” below; provided, however, that if an Interest Payment Date for a Floating Rate Book-Entry Note would otherwise be a day that is not a Business Day with respect to such Floating Rate Book-Entry Notes, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Book-Entry Note, except in the case of a Floating Book-Entry Note for which the Base Rate is LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day; and provided further that in the case of a Floating Rate Book-Entry Note issued between a Record Date and an interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Record Date.

Notice of Interest Payment and Record Dates. At the written request of the Company, the Trustee will deliver to the Company and DTC a written list of Record Dates and Interest Payment Dates that will occur with respect to Book-Entry Notes. Promptly after each Interest Determination Date for Floating

EXHIBIT A-7

Rate Book-Entry Notes, the Trustee, as Calculation Agent, will notify Standard & Poor’s Corporation of the interest rates determined on such Interest Determination Date.

Calculation of Interest:	Fixed Rate Book-Entry Notes. Interest on Fixed Rate Book-Entry Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months.

Floating Rate Book-Entry Notes. Interest rates on Floating Rate Book-Entry Notes will be determined as set forth in the form of Notes. Interest on Floating Rate Book- Entry Notes, except as otherwise set forth therein, will be calculated on the basis of actual days elapsed and a year of 360 days, except that in the case of a Floating Rate Book-Entry Note for which the Base Rate is the Treasury Rate, interest will be calculated on the basis of the actual number of days in the year.

Payment of Principal and Interest:	Payment of Interest Only. Promptly after each Record Date, the Trustee will deliver to the Company and DTC a written notice setting forth, by CUSIP number, the amount of interest to be paid on each Global Security on the following Interest Payment Date (other than an Interest Payment Date coinciding with Maturity or Redemption) and the total of such amounts. DTC will confirm the amount payable on each Global Security or other book-entry note on such Interest Payment Date by reference to the appropriate bond reports published by Standard & Poor’s Corporation. The Company will pay to the Trustee, as paying agent, the total amount of interest due on such Interest Payment Date (other than at Maturity or upon Redemption), and the Trustee will pay such amount to DTC, at the times and in the manner set forth below under “Manner of Payment.”

Payments at Maturity or Upon Redemption. On or about the first Business Day of each month, the Trustee will deliver to the Company, DTC and the Trustee a written list of principal and interest to be paid on each Global Security or other book-entry note maturing (at Maturity or upon Redemption or otherwise) in such month. The Trustee, the Company and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Security or other book-entry note on or about the fifth Business Day preceding the Maturity Date or Redemption Date, as the case may be, of such Global Security or other book-entry note. On or before the Maturity Date or Redemption Date, as the case may be, the Company will pay to the Trustee, as paying agent, the principal amount of such Global Security or other book-entry note, together with interest

EXHIBIT A-8

due at such Maturity Date or Redemption Date, as the case may be. The Trustee will pay such amount to DTC at the times and in the manner set forth below under “Manner of Payment.” If any Maturity Date or Redemption Date of a Global Security or other book-entry note representing Book-Entry Notes is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity Date or Redemption Date. Promptly after payment to DTC of the principal and interest due at Maturity or upon Redemption of such Global Security or other book-entry note, the Trustee will cancel such Global Security or the debt obligation evidenced by a Master Note, as the case may be, in accordance with the Indenture and so advise the Company.

Manner of Payment. The total amount of any principal and interest due on Global Securities and other book-entry notes on any Interest Payment Date or at Maturity or upon Redemption shall be paid by the Company to the Trustee in immediately available funds no later than 9:30 A.M. (New York City time) on such date, or as soon as possible thereafter. The Company will make such payment on such Global Securities and other book-entry notes by instructing the Trustee to withdraw funds from an account maintained by the Company at the Trustee or by wire transfer to the Trustee. The Company will confirm any such instructions in writing to the Trustee. Prior to 10 A.M. (New York City time) on the Maturity Date or Redemption Date or as soon as possible thereafter, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of principal (together with interest thereon) due on a Global Security and other book-entry notes on such date. On each Interest Payment Date (other than at Maturity or upon Redemption), interest payments shall be made to DTC, in funds available for immediate use by DTC, in accordance with existing arrangements between the Trustee and DTC. On each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Securities or Master Notes are recorded in the book-entry system maintained by DTC. None of the Company (as issuer or as paying agent), the Trustee shall have any direct responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

EXHIBIT A-9

Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Procedure for Rate Setting and Posting:	The Company and the Agents will discuss from time to time the aggregate principal amount of, the issuance price of, and the interest rates to be borne by, Book-Entry Notes that may be sold as a result of the solicitation of orders by the Agents. If the Company decides to set prices of, and rates borne by, any Book-Entry Notes in respect of which the Agents are to solicit orders (the setting of such prices and rates to be referred to herein as “posting”) or if the Company decides to change prices or rates previously posted by it, it will promptly advise the Agents of the prices and rates to be posted.

Acceptance and Rejection of Offers:	Each Agent will promptly advise the Company by telephone of any offers to purchase Book-Entry Notes received by such Agent. The Company will have the sole right to accept any such offer to purchase Book-Entry Notes. The Company may reject any such orders in whole or in part.

Each Agent may, in its discretion reasonably exercised, reject an offer to purchase Book-Entry Notes received by it in whole or in part.

Preparation of Pricing Supplement:	If an offer to purchase a Book- Entry Note is accepted by or on behalf of the Company, the Company, with the approval of the Agent that presented such offer (the “Presenting Agent”), will prepare a pricing supplement (a “Pricing Supplement”) reflecting the terms of such Book-Entry Note and will arrange to have 10 copies thereof filed with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act and will supply at least 10 copies thereof (and additional copies if requested) to the Presenting Agent and one copy to the Trustee. The Presenting Agent will cause a Pricing Supplement to be delivered to the agent of the Book-Entry Note.

The copies of the Pricing Supplement to be sent to the Presenting Agent shall be sent by telecopy or overnight courier to arrive no later than 11:00 a.m., New York City time, on the second Business Day following the sale date and shall be sent:

EXHIBIT A-10

If to BNP Paribas Securities Corp.:

BNP Paribas Securities Corp.

787 Seventh Avenue

New York, New York 10019

Attention: Syndicate Desk

Fax: (212) 841-3930

If to Citigroup Global Markets Inc.:

Citigroup Global Markets Inc.

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, New York 11717

Tel: (800) 831-9146

or to such other address as the Presenting Agent may specify. Receipt of all telecopy transmissions shall be confirmed by telephone.

In each instance that a Pricing Supplement is prepared, the Presenting Agent will affix the Pricing Supplement to Prospectuses prior to their use. Out-dated Pricing Supplements and the Prospectuses to which they are attached (other than those retained for files) will be destroyed.

Suspension of Solicitation; Amendment or Supplement:	The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of orders to purchase Book-Entry Notes. Upon receipt of such instructions, the Agents will forthwith suspend solicitation until such time as the Company has advised them that such solicitation may be resumed.

If the Company decides to amend or supplement the Registration Statement (as defined in the Agency Agreement) or the Prospectus (except for a supplement relating to an offering of securities other than the Notes), it will promptly advise the Agents and furnish the Agents with the proposed amendment or supplement and with such certificates and opinions as are required, all to the extent required by and in accordance with the terms of the Agency Agreement. Subject to the provisions of the Agency Agreement, the Company may file with the Commission any supplement to the Prospectus relating to the Notes. The Company will provide the Agents and the Trustee with copies of any supplement and confirm to the Agents that such supplement has been filed with the Commission pursuant to the applicable paragraph of Rule 424(b).

EXHIBIT A-11

In the event that at the time the Company suspends solicitation of offers to purchase Book-Entry Notes there shall be any outstanding offers to purchase Book-Entry Notes that have been accepted by the
Company but for which settlement has not yet occurred, the Company will promptly advise the relevant
Agent and the Trustee whether such orders may be settled and whether copies of the Prospectus as supplemented to the time of the suspension may be delivered in connection with the settlement of such sales. The Company will have the sole responsibility for such decision and for any arrangements that may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of Prospectus:	A copy of the Prospectus and a Pricing Supplement relating to a Book-Entry Note must accompany or precede the earliest of any written offer of such Book-Entry Note, confirmation of the purchase of such Book-Entry Note and payment for such Book-Entry Note by its purchaser. If notice of a change in the terms of the Book-Entry Notes is received by the Agents between the time an order for a Book-Entry Note is placed and the time written confirmation thereof is sent by the Presenting Agent to a customer or his agent, such confirmation shall be accompanied by a Prospectus and Pricing Supplement setting forth the terms in effect when the order was placed. Subject to “Suspension of Solicitation; Amendment or Supplement” above, the Presenting Agent will deliver a Prospectus and Pricing Supplement as herein described with respect to each Book-Entry Note sold by it. The Company will make such delivery if such Book-Entry Note is sold directly by the Company to a purchaser (other than an Agent).

Confirmation:	For each offer to purchase a Book-Entry Note solicited by an Agent and accepted by the Company, the Presenting Agent will issue a confirmation to the purchaser, with a copy to the Company, setting forth the details set forth below and delivery and payment instructions.

Settlement:	The receipt by the Company of immediately available funds in payment for a Book-Entry Note and the authentication and issuance of the Global Security or other book-entry note representing such Book-Entry Note shall constitute “settlement” with respect to such Book-Entry Note. All orders accepted by the Company will be settled on the third Business Day following the date of sale of such Book-Entry Note pursuant to the

EXHIBIT A-12

timetable for settlement set forth below unless the Company and the purchaser agree to settlement on another day which shall be no earlier than the next Business Day following the date of sale.

Details for Settlement:	Settlement Procedures with regard to each Book-Entry Note sold by the Company through any Agent, as agent, shall be as follows:

A. The Presenting Agent will advise the Company by telephone of the following settlement information:

1. Principal amount of the Book-Entry Note.

2.      In the case of a Fixed Rate Book-Entry Note, the interest rate or, in the case of a Floating Rate Book-Entry Note, the Base Rate, initial interest rate (if known at such time), Index Maturity, Interest Reset Period, Interest Reset Dates, Spread or Spread Multiplier (if any), minimum interest rate (if any).

3. Issuance price of the Book-Entry Note.

4. Trade and Settlement dates.

5. Maturity Date and, if applicable, the Extension Period and Final Maturity Date.

6. Record Dates, Interest Payment Dates and the Interest Payment Period.

7. Optional Reset Dates, if any.

8. Redemption provisions, if any.

9. Repayment or sinking fund provisions, if any.

10. Presenting Agent’s DTC participant account number and commission, to be paid in the form of a discount upon settlement.

11. Whether such Book-Entry Note is issued at an original issue discount and, if so, the total amount of OID, the yield to maturity and the initial accrual period OID.

12. Taxpayer identification number of the purchaser.

13. Net proceeds to the Company.

14. Any other applicable terms.

EXHIBIT A-13

B.     The Company will assign a CUSIP number to the Global Security or other book-entry note representing such Book-Entry Note, assign an order number to such Book-Entry Note and then advise the Trustee by telephone (confirmed in writing at any time on the same date) or electronic transmission of the information set forth in Settlement Procedure “A” above, such CUSIP number, such order number, the name of the Presenting Agent and any other applicable information. The Company will also notify the Presenting Agent by telephone or electronic transmission of such CUSIP number as soon as practicable. The Company will provide the Trustee with registration instructions and Taxpayer Identification Number (if the Note is not to be registered to DTC or its nominee).

C.     The Trustee will enter a pending deposit message through DTC’s Participant Terminal System providing the following settlement information to DTC (which shall route such information to Standard & Poor’s Corporation and Interactive Data Corporation), the Presenting Agent and, upon request, the Trustee:

1. The information set forth in Settlement Procedure “A.”

2. Identification as a Fixed Rate Book-Entry Note or a Floating Rate Book-Entry Note.

3.      Initial Interest Payment Date for such Book-Entry Note, number of days by which such date succeeds the related Record Date (which, in the case of Floating Rate Book-Entry Notes that reset daily or weekly, shall be the DTC Record Date, which is the date five calendar days immediately preceding the applicable Interest Payment Date and, in the case of all other Book-Entry Notes, shall be the Record Date as defined in such Notes) and amount of interest payable on such Interest Payment Date.

4. The Interest Payment Period.

5. CUSIP number of the Global Security or other such book-entry note representing such Book-Entry Note.

EXHIBIT A-14

6. Whether such Global Security will represent any other Book-Entry Note (to the extent known at such time).

7. Account numbers of participant accounts maintained by DTC on behalf of the Presenting Agent and the Trustee.

D.     To the extent the Company has not already done so, and if there is not a Master Note evidencing the Book-Entry Note the Company will deliver to the Trustee a Global Security in a form that has been approved by the Company, the Agents and the Trustee.

E.     Unless there is not a Master Note evidencing the Book-Entry Note, the Trustee will complete such Book-Entry Note, stamp the appropriate legend, as instructed by DTC, if not already set forth thereon, and authenticate the Global Security representing such Book-Entry Note in accordance with the terms of the written order of the Company then in effect.

F. DTC will credit such Book-Entry Note to the Trustee’s participant account at DTC.

G.     The Trustee will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Book-Entry Note to the Trustee’s participant account and credit such Book-Entry Note to the Presenting Agent’s participant account and (ii) debit the Presenting Agent’s settlement account and credit the Trustee’s settlement account for an amount equal to the price of such Book-Entry Note less the Presenting Agent’s commission. The entry of such a deliver order shall constitute a representation and warranty by the Trustee to DTC that (i) the Master Note or Global Security representing such Book-Entry Note has been issued and authenticated and (ii) the Trustee is holding such Master Note or Global Security pursuant to the Note Certificate Agreement between the Trustee and DTC.

H.     The Presenting Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit such Book-Entry Note to the Presenting Agent’s participant account and credit such Book-Entry Note to the participant accounts of the Participants with respect to such Book-Entry Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Presenting Agent for an amount equal to the price of such Book-Entry Note.

EXHIBIT A-15

I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures
“G” and “H” will be settled in accordance with SDFS operating procedures in effect on the settlement date.

J.      The Trustee will, upon receipt of funds from the Presenting Agent in accordance with Settlement Procedure “G,” credit or wire transfer to an account specified by the Company funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure “G.”

K.     The Presenting Agent will confirm the purchase of such Book-Entry Note to the purchaser either by transmitting to the Participants with respect to such Book-Entry Note a confirmation order or orders through DTC’s institutional delivery system or by mailing a written confirmation to such purchaser.

Settlement Procedures Timetable:	For orders of Book-Entry Notes solicited by an Agent and accepted by the Company for settlement on the first Business Day after the sale date, Settlement Procedures “A” through “K” set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement Procedure Time

A 11:00 A.M. on the sale date

B 12:00 Noon on the sale date

C 2:00 P.M. on the sale date

D 3:00 P.M. on the day before settlement

E 9:00 A.M. on settlement date

F 10:00 A.M. on settlement date

G-H 2:00 P.M. on settlement date

I 4:45 P.M. on settlement date

J-K 5:00 P.M. on settlement date

EXHIBIT A-16

If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures “A,” “B”
and “C” shall be completed as soon as practicable but no later than 11:00 A.M. and 12:00 Noon on the first Business Day after the sale date and no later than 2:00 P.M. on the Business Day before the settlement date, respectively. If the initial interest rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure “A” is completed, Settlement Procedures “B”
and “C” shall be completed as soon as such rate has been determined but no later than 12:00 Noon and
2:00 P.M., respectively, on the Business Day before the settlement date. Settlement Procedure “I” is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in SDFS operating procedures in effect on the settlement date.

If settlement of a Book-Entry Note is rescheduled or canceled, the Trustee will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

Failure to Settle:	If the Trustee fails to enter an SDFS deliver order with respect to a Book-Entry Note pursuant to Settlement Procedure “G,” then, upon written request of the Company (which may be by telecopy) the Trustee shall deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable, a withdrawal message instructing DTC to debit such Book-Entry Note to the Trustee’s participant account. DTC will process the withdrawal message, provided that the Trustee’s participant account contains a principal amount of the Global Security or other book-entry note representing such Book-Entry Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, the Trustee will cancel such Global Security in accordance with the Indenture and so advise the Company and the Trustee, and the Trustee will make appropriate entries in its records. The CUSIP number assigned to such Global Security or other book-entry note shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, the Trustee will exchange such Book-Entry Note for two Global Securities, one of which shall represent such Book-Entry Notes and shall be canceled immediately after issuance and the other of which shall represent the other Book-Entry Notes previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

EXHIBIT A-17

If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such
Note by the beneficial purchaser thereof (or a Person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Presenting Agent may enter SDFS deliver orders through DTC’s Participant Terminal System reversing the orders entered pursuant to
Settlement Procedures “H” and “G” respectively. Thereafter the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than a default by the Presenting Agent in the performance of its obligations hereunder and under the Agency Agreement, then the Company will reimburse the
Presenting Agent or the Trustee, as applicable, on an equitable basis for the loss of the use of funds during the period when they were credited to the account of the Company.

Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedure “E,” for the authentication and issuance of a Global Security representing the other Book-Entry Notes to have been represented by such Global Security and will make appropriate entries in its records.

Trustee Not to Risk Funds:	Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payment to the Company, DTC, the Agents or the agent, it being understood by all parties that payments made by the Trustee to the Company, DTC, the Agents or the agent shall be made only to the extent that funds are provided to the Trustee for such purpose.

Authenticity of Signatures:	The Company will cause the Trustee to furnish the Agents from time to time with the specimen signatures of each of the Trustee’s officers, employees or agents who has been authorized by the Trustee to authenticate Book-Entry Notes, but neither the Trustee nor any Agent will have any obligation or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Book-Entry Note.

EXHIBIT A-18

Payment of Expenses:	Each Agent shall forward to the Company, on a monthly basis, a statement of the out-of-pocket expenses incurred by such Agent during that month that are reimbursable to it pursuant to the terms of the Agency Agreement. The Company will remit payment to the Agents currently on a monthly basis.

Periodic Statements from the Trustee:	Upon the request of the Company, the Trustee will send to the Company a statement setting forth the principal amount of Book-Entry Notes Outstanding as of that date and setting forth a brief description of any sales of Book- Entry Notes of which the Company has advised the Trustee but which have not yet been settled.

EXHIBIT A-19

EXHIBIT B

Whirlpool Corporation

Notes

Due Nine Months or More From the Date of Issue

TERMS AGREEMENT

February 22, 2013

Whirlpool Corporation

2000 North M-63

Benton Harbor, Michigan 49022-2692

Attention: Treasurer

Subject in all respects to the terms and conditions of the Selling Agency Agreement (the “Agreement”), dated February 22, 2013, between the Purchasers and Agents referenced therein and you, the undersigned agrees to purchase the following Notes of Whirlpool Corporation:

Aggregate Principal Amount:	$500,000,000

Notes Offered:	$250,000,000 3.700% Notes due 2023 (the “Notes due 2023”) $250,000,000 5.150% Notes due 2043 (the “Notes due 2043”)

Interest Rate:	Notes due 2023: 3.700% per annum Notes due 2043: 5.150% per annum

Date of Maturity:	Notes due 2023: March 1, 2023 Notes due 2043: March 1, 2043

Interest Payment Dates:	Semi-annually on March 1 and September 1 of each year, commencing September 1, 2013

Record Dates:	February 15 and August 15 of each year

Change of Control Offer:	Yes

Underwriting Discount:	Notes due 2023: 0.450% of the principal amount Notes due 2043: 0.875% of the principal amount

Price to Public:	Notes due 2023: 99.801% of the principal amount Notes due 2043: 99.636% of the principal amount

Time of Sale:	1:15 P.M., New York City Time, February 22, 2013

Date and Time of Settlement:	February 27, 2013, 9:00 AM, New York City Time

Place for Delivery of Notes and Payment Therefor:	Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606

Method of Payment:	Same-day funds via wire transfer

Modification, if any, in the requirements to deliver the documents specified in Sections 2(b) or 6(b) or other Sections of the Agreement:	None

EXHIBIT B-2

BNP PARIBAS SECURITIES CORP.

By:
Name:
Title:

CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

Accepted:
WHIRLPOOL CORPORATION

By:
Name:
Title: